Filed pursuant to Rule 424(b)(3)

Registration No. 333-161027

PROSPECTUS

DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.

$500,000,000

Common Stock

Preferred Stock

Debt Securities

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We may from time to time offer to sell shares of our common stock, par value $.01 per share, shares of our preferred stock, par value $.01 per share, or debt securities, separately or together, in one or more offerings up to $500,000,000. This prospectus describes some of the general terms that may apply to these securities. Each time securities are sold using this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Shares of our common stock are listed on the New York Stock Exchange under the symbol “DTG.” On October 23, 2009, the last reported sale price of the shares of our common stock on the New York Stock Exchange was $24.81 per share.

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Investing in our common stock involves risks. You should carefully consider the risk factors described under the heading “Risk Factors” beginning on page 1 of this prospectus, our reports filed with the Securities and Exchange Commission and in the applicable prospectus supplement.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is October 26, 2009.

TABLE OF CONTENTS

Page

About this Prospectus	ii
Cautionary Statement Concerning Forward-Looking Statements	iii
The Company	1
Risk Factors	1
Ratio of Earnings to Fixed Charges	2
Use of Proceeds	2
Description of Capital Stock	3
Description of Debt Securities	6
Plan of Distribution	9
Legal Matters	10
Experts	10
Where You Can Find More Information	11
Incorporation of Certain Documents by Reference	12

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We have not authorized anyone to give any information or make any representation about the offering that is different from, or in addition to, that contained in this prospectus, the related registration statement or any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may offer the securities described in this prospectus from time to time in one or more offerings, up to a maximum aggregate offering price of $500,000,000. The types of securities that we may offer to sell from time to time pursuant to this prospectus are shares of common stock, shares of preferred stock and debt securities.

This prospectus only provides you with a general description of the securities to be offered. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. In each prospectus supplement we will include the following information, if applicable:

•	the type and amount of securities that we propose to sell;
•	the initial public offering price of the securities;
•	the names of any underwriters or agents to or through which we will sell the securities;
•	any compensation of those underwriters or agents; and
•	information about any securities exchanges or automated quotations systems on which the securities will be listed or traded.

In addition, a prospectus supplement may also add, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should carefully read both this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, provides additional information about us and the securities. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations. The registration statement, including the exhibits to the registration statement and any post-effective amendment thereto, can be obtained from the SEC, as described under the heading “Where You Can Find More Information.”

References in this prospectus to the “Company,” “we,” “us” or “our” refer to Dollar Thrifty Automotive Group, Inc. and its subsidiaries, unless the context otherwise requires. Dollar Rent A Car, Inc., the Dollar brand and DTG Operations, Inc. operating under the Dollar brand are individually and collectively referred to hereafter as “Dollar.” Thrifty, Inc., Thrifty Rent-A-Car System, Inc., Thrifty Car Sales Inc., the Thrifty brand and DTG Operations, Inc. operating under the Thrifty brand are individually and collectively referred to hereafter as “Thrifty.”

ii

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in the light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term. These forward-looking statements should be considered in light of the information included in this prospectus, including the information under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2008 and our quarterly report on Form 10-Q for the quarter ended September 30, 2009.

These statements use such words as “may,” “will,” “expect,” “believe,” “intend,” “should,” “could,” “anticipate,” “estimate,” “forecast,” “project,” “plan” and similar expressions. These statements do not guarantee future performance and the Company assumes no obligation to update them. Risks and uncertainties that could materially affect future results include:

•

the impact of persistent pricing and demand pressures, particularly in light of the continuing volatility in the global financial markets, constrained credit markets and concerns about global economic prospects, which have continued to depress consumer confidence and spending levels and could affect the ability of our customers to meet their payment obligations to us;

•	whether ongoing governmental and regulatory initiatives in the United States and elsewhere to stimulate economic growth will be successful;

•	the effectiveness of other actions we take to manage costs and liquidity and whether further reductions in the scope of our operations will be necessary;

•

our ability to obtain cost-effective financing as needed (including replacement of asset backed medium term notes and other indebtedness as it comes due) without unduly restricting operational flexibility, particularly if global economic conditions and credit markets fail to improve;

•

our ability to comply with financial covenants or to obtain necessary amendments or waivers, and the impact of the terms of any required amendments or waivers, such as potential reductions in lender commitments;

•	whether efforts to revitalize the U.S. automotive industry are successful, particularly in light of our dependence on vehicle supply from U.S. automotive manufacturers;

•	the impact of pricing and other actions by competitors;

•

our ability to manage the consequences under our financing agreements of an event of bankruptcy with respect to any of the monoline insurers that provide credit support for our asset backed financing structures;

•	the cost and other terms of acquiring and disposing of automobiles and the impact of conditions in the used car market on our ability to reduce our fleet capacity as and when projected by our plans;

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•

the potential for significant cash tax payments in 2009 and 2010 as a result of the reduction in our fleet size and the resulting impact of our inability to defer gains on the disposition of our vehicles under our like-kind exchange program;

•

our ability to manage our fleet mix to match demand and reduce vehicle depreciation costs, particularly in light of the significant increase in the level of Non-Program Vehicles (i.e., those vehicles not acquired through a guaranteed residual value program) in our fleet and our exposure to the used car market;

•	the impact of our strategy to increase holding periods for vehicles in our fleet, including potential adverse customer perceptions of the quality of our fleet and increased servicing costs;

•	airline travel patterns, including disruptions or reductions in air travel resulting from airline bankruptcies, industry consolidation, capacity reductions and pricing actions;

•	local market conditions where we and our franchisees do business, including whether franchisees will continue to have access to capital as needed;

•	volatility in gasoline prices;

•	access to reservation distribution channels;

•	disruptions in the operation or development of information and communication systems that we rely on, including those relating to methods of payment;

•	the cost of regulatory compliance and the outcome of pending litigation; and

•	the impact of natural catastrophes and terrorism.

iv

THE COMPANY

Dollar Thrifty Automotive Group, Inc. is headquartered in Tulsa, Oklahoma and has two value rental car brands, Dollar and Thrifty. The Company’s strategy is to operate company-owned stores in the top 75 airport markets and in key leisure destinations in the United States. The Dollar and Thrifty brands represent a value-priced rental vehicle generally appealing to leisure customers, including foreign tourists, and to small businesses, government business and independent business travelers. The Company also offers franchise opportunities in smaller markets in the United States and Canada and in all international markets so that franchisees can operate under the Dollar or Thrifty trademarks or dual franchise and operate both brands in one market. Dollar and Thrifty and their respective independent franchisees operate the Dollar and Thrifty vehicle rental systems.

In the United States, Dollar’s main focus is operating company-owned stores located in major airports, and it derives substantial revenues from leisure and tour package rentals. Thrifty focuses on serving both the airport and local markets operating through a network of company-owned stores and franchisees. Dollar and Thrifty currently derive the majority of their U.S. revenues from providing rental vehicles and services directly to rental customers. As of September 30, 2009, Dollar and Thrifty had 633 locations in the United States and Canada of which 312 were company-owned stores and 321 were locations operated by franchisees. In the United States, the Dollar and Thrifty brands remain separate, but operate under a single management structure and share vehicles, back-office employees and facilities, where possible. The Company also operates company-owned stores in six of the eight largest airport markets in Canada. In Canada, the company-owned stores are primarily co-branded.

We are a Delaware corporation headquartered in Tulsa, Oklahoma. Our principal executive offices are located at 5330 East 31st Street, Tulsa, Oklahoma 74135 and our telephone number is (918) 660-7700. Our website is www.dtag.com. Information on, or accessible through, this website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

An investment in our securities involves certain risks. You should carefully consider the risk factors discussed under the heading “Cautionary Statement Concerning Forward-Looking Statements” provided at the beginning of this prospectus, the risks described under “Risk Factors” in our most recent annual report on Form 10-K and quarterly report on Form 10-Q and any applicable prospectus supplement, as well as the other information included or incorporated by reference in this prospectus, before making an investment decision. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business or financial performance. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The market or trading price of our securities could decline due to any of these risks or other factors, and you may lose all or part of your investment.

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RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for the nine months ended September 30, 2009 and each of the five years in the period ended December 31, 2008 is set forth below. For the purpose of computing these ratios, “earnings” consists of income before provision for income taxes and cumulative effect of a change in accounting principles, plus fixed charges (excluding capitalized interest). “Fixed charges” consists of interest expense (which includes amortization of debt issue costs), capitalized interest and one-third of rental expense, which we believe to be a reasonable estimate of an interest factor in our leases.

		Year ended
	Nine Months ended September 30, 2009	December 31, 2008 (a)	December 31, 2007	December 31, 2006	December 31, 2005	December 31, 2004
Ratio of Earnings to Fixed Charges ___________________________	1.5	(1.7) (b)	1.1	1.5	1.9	1.8

(a)

The ratio of earnings to fixed charges was less than 1:1 for the year ended December 31, 2008. To achieve a ratio of earnings to fixed charges of 1:1, we would have had to have generated an additional $457.3 million of earnings.

(b)	The ratio of earnings to fixed charges was negatively impacted by a $350.2 million impairment charge related to goodwill and long-lived assets that reduced income (loss) before income taxes.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for general corporate purposes, including to repay outstanding indebtedness if so specified in the applicable prospectus supplement. We may temporarily invest funds that are not immediately needed for these purposes in short-term marketable securities.

2

DESCRIPTION OF CAPITAL STOCK

This prospectus contains summary descriptions of the shares of our common stock and preferred stock that we may offer and sell from time to time. The following summary description of our capital stock and certain significant provisions of the Company’s Certificate of Incorporation, the Fourth Amended and Restated By-Laws (the “By-Laws”) and any reference to Delaware law are not complete and are subject to, and qualified in their entirety by reference to, the Company’s Certificate of Incorporation and its By-Laws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, and to the Delaware General Corporation Law. The particular terms of any security will be described in the applicable prospectus supplement.

Common Stock

The Company’s Certificate of Incorporation authorizes the issue of an aggregate of 50,000,000 shares of common stock, par value $.01 per share. Of those 50,000,000 authorized shares of common stock, we had 28,286,143 shares issued, of which 21,871,237 were outstanding as of October 23, 2009. Shares of our common stock are listed on the New York Stock Exchange under the symbol “DTG.”

Voting Rights

The holders of shares of our common stock have one vote per share. Holders are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding shares of preferred stock. Except as otherwise provided by law, amendments to the Company’s Certificate of Incorporation must be approved by a majority of the voting power of the common stock.

Dividends

Holders of shares of our common stock will share ratably in any dividend declared by the Board of Directors of the Company (the “Board”), subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

Other Rights

In the event of any merger or consolidation of the Company with or into another company in connection with which shares of common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of shares of common stock will be entitled to receive the same kind and amount, on a per share of common stock basis, of such shares of stock and other securities and property (including cash).

On liquidation, dissolution or winding up of the Company, all holders of shares of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the shares of our common stock is Computershare Trust Company, N.A.

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Preferred Stock

The Company’s Certificate of Incorporation authorizes the issue of 10,000,000 shares of preferred stock, par value $.01 per share. Our Certificate of Incorporation provides that shares of preferred stock may be issued from time to time in one or more series. As of the date hereof, there are no shares of preferred stock outstanding.

The Board is authorized to fix the voting rights, if any, designations, powers, preferences, qualifications, limitations or restrictions thereof, applicable to the shares of each series of preferred stock. The Board may, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of shares of common stock and could have certain anti-takeover effects. The ability of the Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of the Company or the removal of existing management.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which apply so long as the shares of our common stock remain listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital (which may be used to repay outstanding indebtedness) or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved shares of common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Certain Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	prior to such date the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested shareholder) those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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Section 203 defines business combination to include:

•	any merger or consolidation of the corporation or any direct or indirect majority-owned subsidiary of the corporation with the interested stockholder;
•	any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

any transaction involving the corporation or any direct or indirect majority-owned subsidiary of the corporation that has the effect directly or indirectly of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any individual or entity (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) that (i) owns 15% or more of the outstanding voting stock of the corporation or (ii) is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder (and the affiliates and associates of such person).

Certain Provisions of the Company’s By-Laws

The Company’s By-Laws provide that special meetings of the stockholders may be called only by the Board and the Chairman of the Board. The By-Laws also provide for an advance notice procedure for the nomination, other than by or at the direction of the Board, of candidates for election as directors at annual meetings of stockholders or a special meeting of the stockholders (where the Board has determined that directors are to be elected at such special meeting) as well as for other stockholder proposals to be considered at annual meetings of stockholders. In general, notice of stockholder nomination or proposal (i) must be received in writing by the Company not less than 90 nor more than 120 days prior to the meeting of the stockholders; provided, however, that in the event less than 100 days’ notice or prior public disclosure of the date of such meeting is given or made, such notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made; and (ii) must contain certain information concerning the person to be nominated or the matters to be brought before the meeting and concerning the stockholder submitting the proposal, including direct or indirect beneficial ownership of certain equity derivative instruments and any material arrangements or relationships with the proposed nominee (including their respective affiliates). These provisions would make it more difficult for a third party to gain control of the Company. The By-Laws also provide that any action which may be taken at any meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if written consents approving the action are signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders.

Certain Provisions of the Company’s Senior Secured Credit Facilities

In addition, certain events regarding a change of control of the Company will constitute an event of default under provisions of the Company’s senior secured credit facilities. These provisions may make the acquisition of the Company more difficult.

5

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities which may be convertible or non-convertible, in one or more series.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the applicable prospectus supplement. The form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture, any related securities documents and those made a part of the indenture by the Trust Indenture Act of 1939, as amended. You should read the summary below, the applicable prospectus supplement and the provisions of the indenture and any related security documents, if any, in their entirety before investing in our debt securities.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and aggregate principal amount of the debt securities;
•	whether the debt securities will be secured or unsecured;
•	whether the debt securities are convertible into other securities;
•	whether the debt securities are senior or subordinated debt securities;
•	the percentage or percentages of principal amount at which such debt securities will be issued;
•	the interest rate(s) or the method for determining the interest rate(s);
•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;
•	the maturity date;
•	redemption or early repayment provisions;
•	authorized denominations;
•	form;
•	amount of discount or premium, if any, with which such debt securities will be issued;
•	whether such debt securities will be issued in whole or in part in the form of one or more global securities;
•	the identity of the depositary for global securities;
•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;
•	any defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to security and release of the guarantees), if any;
•	any restriction or condition on the transferability of the debt securities;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;
•	the time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;
•	the securities exchange(s) or automated quotation system(s) on which the securities will be listed or admitted to trading, as applicable, if any;
•	whether any underwriter(s) will act as market maker(s) for the securities;
•	the extent to which a secondary market for the securities is expected to develop;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	provisions relating to covenant defeasance and legal defeasance;
•	provisions relating to satisfaction and discharge of the indenture;
•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and
•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture. In addition, we will describe in the applicable prospectus supplement, material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

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Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

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PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through underwriters or dealers;
•	through agents;
•	directly to one or more purchasers; or
•	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discount or concession allowed or re-allowed or paid to dealers.

We may sell the offered securities through agents designated by us. Unless indicated in the applicable prospectus supplement, any agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

We may enter into derivative transactions with third parties, or sell any securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell the securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use the securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of the securities, and may use the securities received from us in settlement of those derivatives to close out any related open borrowings of the securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to close out short positions or to stabilize the price of the securities, the underwriters may bid for, and purchase, the securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

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We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters with respect to the validity of the securities will be passed upon for us by Cleary Gottlieb Steen & Hamilton LLP, our New York counsel.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this prospectus by reference from Dollar Thrifty Automotive Group, Inc.’s annual report on Form 10-K, and the effectiveness of internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference in this prospectus. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2009 and 2008, June 30, 2009 and 2008 and September 30, 2009 and 2008, which is incorporated by reference in this prospectus, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 and incorporated by reference in this prospectus, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

We have filed a registration statement with the SEC on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For more information with respect to our Company and the securities offered by this prospectus, you should refer to the registration statement and to the exhibits filed with it. Statements contained or incorporated by reference in this prospectus regarding the contents of any contract or other document are not necessarily complete, and, where the contract or other document is an exhibit to the registration statement or incorporated or deemed to be incorporated by reference, each of these statements is qualified in all respects by the provisions of the actual contract or other document.

You may read and copy the registration statement, including the exhibits thereto, and any periodic reports and other information referred to above on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC filings are also available to the public from commercial document retrieval services. These filings are also available at the Internet website maintained by the SEC at http://www.sec.gov and may also be inspected and copied at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC (other than portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a current report on Form 8-K). These documents contain important information about us and our financial condition.

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2008;
•

The information specifically incorporated by reference into our annual report on Form 10-K for the fiscal year ended December 31, 2008 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 13, 2009;

•	Our quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 2009, June 30, 2009 and September 30, 2009;
•

Our current reports on Form 8-K filed with the SEC on January 27, 2009, February 10, 2009, February 13, 2009, February 25, 2009, March 23, 2009, April 20, 2009, May 20, 2009, June 8, 2009, June 30, 2009, August 5, 2009 and August 11, 2009; and

•

Our registration statement on Form 8-A filed with the SEC on November 24, 1997, describing our common stock, and any amendments or reports filed with the SEC for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities. These documents include our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are identified in those forms as being incorporated into this prospectus and that are filed after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus. However, we are not incorporating by reference any information provided in these documents that is described in paragraph (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or furnished under Item 2.02 or 7.01 and exhibits furnished in connection with such items in any current report on Form 8-K that we file with the SEC in the future.

You may obtain copies of any of these filings through the Company as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone at:

Dollar Thrifty Automotive Group, Inc.

5330 East 31st Street

Tulsa, Oklahoma 74135

Attention: Investor Relations

Telephone: (918) 660-7700

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$500,000,000

Dollar Thrifty Automotive Group, Inc.

____________

Common Stock

Preferred Stock

Debt Securities

____________

PROSPECTUS

October 26, 2009